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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                           AMBAC FINANCIAL GROUP, INC.

             (Exact name of registrant as specified in its charter)

                  Delaware                             13-3621676
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                One State Street Plaza, New York, New York 10004

              (Address of principal executive officers) (Zip Code)

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [x]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

        Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                    Name of each exchange on which
         to be so registered                    each class is to be registered
    7.00% Debentures due October 17, 2051           New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None



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Item 1.  Description of Registrant's Securities to be Registered.

The material set forth in the section captioned "Description of the Debt Securities" in the Registrant's registration statement on Form S-3 (File No. 333-57206) filed with the Securities and Exchange Commission (the "Commission") on March 19, 2001 under the Securities Act of 1933, as amended, and amended by Amendment No. 1 thereto, filed with the Commission on April 27, 2001 and Amendment No. 2, thereto filed with the Commission on August 27 (such registration statement, as amended by Amendment Nos. 1 and 2 thereto, including all documents incorporated therein by reference, and declared effective on September 18, 2001 being herein after referred to as the "Registration Statement") and the material set forth in the section captioned "Description of the Debentures" in the Prospectus Supplement of the Company filed with the Commission on October 10, 2001 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which shall supplement the Prospectus contained in the Registration Statement, is incorporated herein by reference.

Item 2.  Exhibits.

1.   Form of the Registrant's 7.00% Debenture due October 17, 2051.

2. Indenture dated as of August 24, 2001, between the Company and The Chase Manhattan Bank as trustee (incorporated herein by reference to Exhibit 4,1 of the Registrant's Registration Statement on Form S-3 (Registration No. 333-57206)).



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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 26th day of October, 2001.

                                    AMBAC FINANCIAL GROUP, INC.

                                     By:      /s/ Anne G. Gill
                                              ----------------------------------
                                     Name:    Anne G. Gill
                                     Title:   First Vice President,
                                              Secretary and Assistant
                                              General Counsel